The Management Network Group, Inc.

2007 Executive Incentive Compensation Plan

The following is a description of the executive incentive compensation plan for fiscal year 2007 adopted by the independent members of the Board of Directors of The Management Network Group, Inc.:

The amount, if any, of the bonus pool for fiscal year 2007 will be determined as follows:

2007 Non-GAAP EBITDA[1]	Incremental Rate	Cumulative Pool Amount
Less than $5,000,000	None	$0
$5,000,001 to $7,500,000	12.5%	$812,500 plus 12.5% of the amount over $5,000,001
$7,500,001 to $10,000,000	10.0%	$1,125,000 plus 10% of the amount over $7,500,001
$10,000,001 to $18,333,333	7.5%	$1,375,000 plus 7.5% of the amount over $10,000,001
Over $18,333,333	None	Pool is capped at $2,000,000

Eligible Participants: Principal executive officer, president and chief operating officer, principal financial officer, and other executives, as recommended by the principal executive officer to the Compensation Committee and/or independent directors.

The distribution of the bonus pool amount, if any, among the Eligible Participants will be determined by the Compensation Committee and/or independent directors.

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1 Non-GAAP EBITDA excludes non-cash charges and extraordinary one-time charges.